Exhibit 25.1

_____________________________________________________________________________

securities and exchange commission
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Peter M. Brennan
U.S. Bank National Association
1555 North RiverCenter Drive, Suite 203
Milwaukee, WI  53202
(414) 905-5003
(Name, address and telephone number of agent for service)

Integrys Energy Group, Inc.
(Issuer with respect to the Securities)
Wisconsin	39-1775292
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

130 East Randolph Drive, Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

Indenture Senior Debt Securities Dated as of October 1, 1999
(Title of the Indenture Securities)

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
      Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.**

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2012 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Milwaukee, State of Wisconsin on the 8th day of August, 2012.

By:    /s/ Peter M. Brennan____
                     Peter M. Brennan
                  Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: August 8, 2012

By:         /s/ Peter M. Brennan_____
                      Peter M. Brennan
                    Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2012

($000’s)

		3/31/2012
Assets
	Cash and Balances Due From	$9,560,436
	Depository Institutions
	Securities	72,930,403
	Federal Funds	33,777
	Loans & Lease Financing Receivables	204,146,986
	Fixed Assets	5,372,613
	Intangible Assets	12,620,805
	Other Assets	25,562,406
	Total Assets	$330,227,426

Liabilities
	Deposits	$238,678,346
	Fed Funds	6,937,931
	Treasury Demand Notes	0
	Trading Liabilities	349,463
	Other Borrowed Money	31,722,312
	Acceptances	0
	Subordinated Notes and Debentures	5,929,362
	Other Liabilities	10,661,152
	Total Liabilities	$294,278,566

Equity
	Minority Interest in Subsidiaries	$1,947,357
	Common and Preferred Stock	18,200
	Surplus	14,133,323
	Undivided Profits	18,849,980
	Total Equity Capital	$35,948,860

Total Liabilities and Equity Capital		$330,227,426